Exhibit 99.1

Investor Relations Contact:	Dave Armstrong
Phone:	(812) 962-5059

Media Contact:	Eva Schmitz
Phone:	(812) 962-5011

FOR IMMEDIATE RELEASE

Accuride Corporation Reports First Quarter Results for 2006

Revenue increased by 10.1% on a pro forma basis to $359.9 million

EBITDA increased by 15.7% on a pro forma basis to $54.5 million

Net income rises to $20.0 million

EVANSVILLE, Ind. — May 3, 2006 — Accuride Corporation (NYSE: ACW) today announced net sales of $359.9 million for the first quarter ended March 31, 2006.  This compares to net sales of $272.6 million for the first quarter of 2005.  Net income was $20.0 million, or $0.58 per diluted share, for the quarter compared to $0.2 million, or $0.01 per diluted share, for the first quarter of 2005.  The results reflect continuing strength in the commercial vehicle industry, with Class 5-8 truck and trailer builds up 7.0% over the prior year, and the acquisition of Transportation Technologies Industries, Inc. (“TTI”) on January 31, 2005.

Pro Forma Results for the Acquisition of TTI

The Company’s net sales were $359.9 million for the first quarter of 2006 compared to pro forma net sales of $326.9 million for the first quarter of the prior year, an increase of 10.1%. Pro forma results for the first quarter of 2005 give effect to the Company’s acquisition of TTI and related financings as if these events occurred on January 1, 2005.

Adjusted EBITDA was $54.5 million for the first quarter of 2006 compared to pro forma Adjusted EBITDA of $47.1 million for the prior year, an increase of 15.7%.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth in the accompanying schedules.

Net income was $20.0 million, or $0.58 per diluted share, for the first quarter of 2006 compared to the pro forma net income of $1.5 million, or $0.06 per diluted share, for the first quarter of 2005.  Net income for the first quarter of 2006 includes pre-tax cost of $0.1 million related to SFAS No. 123(R), Share-Based Payment.  Pro forma net income for first quarter of 2005 includes pre-tax costs of $19.4 million in refinancing costs and loss on extinguishment of debt and $1.8 million in other non-operating/non-recurring items.

Liquidity and Cash Flow

At March 31, 2006, the Company had $25.4 million of cash and $697.7 million of total debt for net debt of $672.3 million, which increased as anticipated by $23.0 million in the first quarter.  For the first quarter of 2006, cash used from operating activities was $17.3 million and capital expenditures totaled $6.5 million, resulting in negative free cash flow of $23.8 million.

Review and Outlook

“We are pleased with the results for the quarter as revenue and EBITDA remained strong due to record production levels by our customers and continued operational improvements from our components business,” said Terry Keating, Accuride’s CEO.  “For the remainder of the calendar year, we expect revenue to be driven by strong market demand, but we expect to experience some margin pressure from rising raw material costs.”

The Company will conduct a conference call to review its first quarter results and preview the remainder of 2006 on Thursday, May 4, 2006, at 2:30 p.m. CST.  The phone number to access the conference call is (800) 659-1966 in the United States, or (617) 614-2711 internationally, access code 38785153.  A replay will be available beginning May 4, 2006, at 4:30 p.m. CST, through May 11, 2006, by calling (888) 286-8010 in the United States, or (617) 801-6888 internationally, access code 14487230.  The financial results for the three-month period ended March 31, 2006, will be also archived at http://www.accuridecorp.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Forward-looking statements

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future and statements related to the effect of the TTI acquisition on Accuride’s future results.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to, the ability to successfully integrate the above described acquisition, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

The unaudited pro forma consolidated statement of operations has been adjusted to give effect to acquisition of TTI and related financings as if these events occurred on January 1, 2005.  The unaudited pro forma financial data is for informational purposes only and do not purport to present what our results of operations and financial condition would have been had the acquisition and related financing actually occurred on these earlier dates, nor do they project our results of operations for any future period or our financial condition in the future.  In addition, the pro forma adjustments, as described herein, may differ from preliminary estimates when the respective transactions occur or the purchase accounting analysis is complete.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Historical Results		Pro Forma Results(1)
	Three Months Ended March 31,		Three Months Ended March 31,
	2006	2005(2)	2006	2005(3)

NET SALES	$359,925	$272,616	$359,925	$326,946
COST OF GOODS SOLD	303,911	229,733	303,911	278,543
GROSS PROFIT	56,014	42,883	56,014	48,403

OPERATING EXPENSES:
Selling, General & Administrative	13,689	11,976	13,689	14,786

INCOME FROM OPERATIONS	42,325	30,907	42,325	33,617

OTHER INCOME (EXPENSE:)
Interest Income	49	81	49	81
Interest (Expense)	(11,679)	(12,548)	(11,679)	(13,331)
Refinancing Costs and Loss on extinguishment of debt	—	(19,438)	—	(19,438)
Equity in Earnings of Affiliates	215	179	215	179
Other Income, Net	602	(134)	602	(138)

INCOME (LOSS BEFORE INCOME TAXES)	31,512	(953)	31,512	970

INCOME TAX PROVISION (BENEFIT)	11,477	(1,141)	11,477	(520)

NET INCOME	$20,035	$188	$20,035	$1,490

Weighted average common shares outstanding - Basic	33,982	19,968	33,982	22,623

Basic income per share	$0.59	$0.01	$0.59	$0.07

Weighted average common shares outstanding - Diluted	34,526	20,676	34,526	23,331

Diluted income per share	$0.58	$0.01	$0.58	$0.06

Note:

1)              Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

2)              Certain amounts in the first quarter of 2005 consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $3.4 million for the three months ended March 31, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on net income and are immaterial to the consolidated statements of income.

3)              Certain amounts in the first quarter of 2005 pro forma consolidated financial statements have been reclassified to conform to the 2006 presentation. Included in these reclassifications are certain costs totaling $5.0 million for the three months ended March 31, 2005 that have been reclassified from selling, general, and administrative expenses to cost of goods sold.  These reclassifications do not have any impact on pro forma net income and are immaterial to the pro forma consolidated statements of income.

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Historical Results		Pro Forma Results(1)
	Three Months Ended March 31,		Three Months Ended March 31,
	2006	2005(2)	2006	2005(2)

NET INCOME	$20,035	$188	$20,035	$1,490
Net Interest Expense	11,630	31,905	11,630	32,688
Income Tax Expense (Benefit)	11,477	(1,141)	11,477	(520)
Depreciation and Amortization	11,810	9,917	11,810	11,521
EBITDA	54,952	40,869	54,952	45,179
Restructuring, severance and other charges(2)	—	1,753	—	1,753
Items related to our credit agreement(3)	(425)	134	(425)	138
ADJUSTED EBITDA	$54,527	$42,756	$54,527	$47,070

Note:

1)              Pro forma results have been adjusted to give effect to the acquisition of TTI and related financings as if these events occurred on January 1, 2005.

2)              For the three months ended March 31, 2005, Adjusted EBITDA and pro forma Adjusted EBITDA represent net income before net interest expense, income tax expense, depreciation and amortization, plus (i) $1.8 million for costs related to the sale of inventory that has been adjusted to fair value.  Item (i) affected gross profit.

3)              Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2006, items related to our credit agreement consist of foreign currency income and other income or expenses of $0.4 million.  For the three months ended March 31, 2005, items related to our credit agreement consist of foreign currency loss and other income or expenses of $0.1 million.

Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents net income before net interest expense, income tax (expense) benefit, depreciation and amortization plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as a measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.

ACCURIDE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(THOUSANDS EXCEPT PER SHARE DATA)

(UNAUDITED)

	March 31,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,378	$48,415
Customer and other receivables, net	194,912	141,921
Inventories, net	117,644	118,896
Supplies	18,278	17,426
Other current assets	27,980	25,599

TOTAL CURRENT ASSETS	384,192	352,257

PROPERTY, PLANT AND EQUIPMENT, NET	314,024	317,972

Goodwill and other assets	548,763	550,125

TOTAL	$1,246,979	$1,220,354

LIABILITIES

CURRENT LIABILITIES
Accounts payable	$118,592	$114,990
Current portion of long-term debt	—	—
Other current liabilities	81,143	82,596

TOTAL CURRENT LIABILITIES	199,735	197,586

LONG-TERM DEBT, less current portion	697,725	697,725

OTHER LIABILITIES	152,908	149,300

TOTAL STOCKHOLDERS’ EQUITY	196,611	175,743

TOTAL	$1,246,979	$1,220,354

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